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Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT

                     LIQUI-BOX CORPORATION AND SUBSIDIARIES
               FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 1999

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

                                                                                              Percentage of
                                                                                            Voting Securities
                                                           Jurisdiction of                       Owned by
             Subsidiaries                                  Incorporation                      The Registrant
         ------------------------------------              ---------------                  -----------------
         Commander Systems, Inc.                                Ohio                               100%

         Corporate Design, Inc.                                 Ohio                               100%

         LB Acquisition Corp.  (dba: B-Bar-B)                   Ohio                               100%

         LB Communications, Inc.                                Ohio                               100%

         LB Development Corp.                                   Ohio                               100%

         LB Investments, Inc.                                 Delaware                             100%

         LB Europe Limited                                    England                              100%

         Inpaco Corporation                                     Ohio                               100%

         Liqui-Box International, Inc.                          Ohio                               100%

         Liqui-Box International, Corp.                      Barbados                              100%

         Liqui-Box of Canada, Ltd.                            Canada                               100%

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